Exhibit 23.4

Consent of Independent Auditor

We consent to the incorporation by reference in Post-Effective Amendment No. 2 to the Registration Statement (No. 333-260254) on Form S-1 of MoneyLion Inc. of our report dated April 6, 2022, relating to the consolidated financial statements of EVEN Financial, Inc., appearing in the Current Report on Form 8-K/A dated May 5, 2022.

We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

/s/ RSM US LLP

Denver, CO

July 1, 2022